UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018 (June 7, 2018)

Monsanto Company

(Exact name of registrant as specified in its charter)

Delaware	001-16167	43-1878297
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 694-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On June 7, 2018 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of September 14, 2016 (the “Merger Agreement”), by and among Bayer Aktiengesellschaft, a German stock corporation (“Bayer”), KWA Investment Co., a Delaware corporation and an indirect wholly owned subsidiary of Bayer (“Merger Sub”), and Monsanto Company (the “Company”), Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Bayer. The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 1.01	Entry into a Material Definitive Agreement.

On June 7, 2018, the Company entered into a letter agreement with the United States Department of Agriculture (“USDA”), in which the Company agreed that during the hold separate period mandated by the Stipulation and Order entered by the United States District Court for the District of Columbia in Civil Case No. 18-1241, the Company will comply with the requirements of the National Security Agreement among Bayer and USDA (the “National Security Agreement”), on behalf of the Committee on Foreign Investment in the United States, as if it is a party thereto, agreed not to take any action in contravention of, or that could reasonably be expected to cause Bayer to be in breach of, the National Security Agreement or any other national security agreement between Bayer and any agency or instrumentality of the United States of America, and agreed to take and refrain from taking certain other actions.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, the Company terminated its Five-Year Credit Agreement, dated as of March 27, 2015, by and among the Company, certain non-U.S. subsidiaries of the Company, the lenders party thereto, JP Morgan Chase Bank, N.A., as administrative agent, Citibank, N.A., Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as co-syndication agents, Barclays Bank PLC, Goldman Sachs Bank USA, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, National Association, as co-documentation agents, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as co-lead arrangers and joint bookrunners, including all undrawn commitments thereunder.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.01 per share (“Common Stock”) (other than shares of Common Stock owned by Bayer, Merger Sub or any of their wholly owned subsidiaries and shares of Common Stock owned by the Company or its wholly owned subsidiaries) outstanding immediately prior to the Effective Time was automatically converted into the right to receive $128.00 in cash, without interest (the “Merger Consideration”).

In addition, at the Effective Time, each restricted stock unit of the Company outstanding immediately prior to the Effective Time was automatically converted into the right to receive the Merger Consideration, with interest to the extent that settlement does not occur at the Effective Time, as specified in the applicable award agreement. The Merger Consideration payable in respect of restricted stock units granted prior September 14, 2016, the date the Merger Agreement was executed, is fully vested as of the Effective Time. The Merger Consideration payable in respect of restricted stock units granted on or following September 14, 2016 generally will remain subject to the vesting schedule that applied prior to the Effective Time, and will be subject to full vesting upon the holder’s termination of employment without cause, for good reason or due to death, disability or retirement; however, 1/3 of the performance-based restricted stock units granted in respect of the Company’s 2017 fiscal year vested and became payable at the Effective Time. Any performance goals applicable to a performance-based restricted stock unit was fixed, in accordance with the award agreement, based on actual performance for each completed fiscal year of a performance period in progress as of the Effective Time and based on target performance for any fiscal year that has not been completed as of the Effective Time.

At the Effective Time, each outstanding option to purchase shares of Common Stock and each stock appreciation right in respect of a share of Common Stock, whether vested or unvested, became fully vested and was automatically converted into the right to receive the Merger Consideration less the applicable exercise price of such option or stock appreciation right, without interest.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2016 and is incorporated by reference herein.

The information set forth under the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Effective Time, shares of the Company’s Common Stock were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “MON.” As a result of the Merger, the Company no longer fulfills the listing requirements of the NYSE. On the Closing Date, the Company notified the NYSE that the Merger had been completed and requested that the NYSE (i) suspend trading of the Common Stock on the NYSE, (ii) withdraw the Common Stock from listing on the NYSE prior to the open of trading on June 7, 2018, and (iii) file with the SEC a notification of removal from listing on Form 25 to delist the Common Stock from the NYSE and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). On June 7, 2018, the NYSE filed a Form 25 to delist the Common Stock from the NYSE and deregister the Common Stock under Section 12(b) of the Exchange Act on the Closing Date. As a result, the Common Stock is no longer listed on the NYSE.

Additionally, the Company intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Bayer.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, as a result of the Merger, the then existing directors of the Company, Dwight M. Barns, Gregory H. Boyce, David L. Chicoine, Janice L. Fields, Hugh Grant, Laura K. Ipsen, Marcos M. Lutz, C. Steven McMillan, Jon R. Moeller, George H. Poste, Ph.D., D.V.M., Robert J. Stevens and Patricia D. Verduin, resigned from the Board of Directors of the Company (the “Board”) and any and all committees of the Board on which they served, effective as of the Effective Time. Such resignations were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also effective as of the Effective Time, the director of Merger Sub, Linda U. Feuss, became the sole director of the Company.

In addition, in connection with the Merger, effective as of the Effective Time, the existing officers of the Company, Hugh Grant, Pierre C. Courduroux, Robert T. Fraley, David F. Snively, Kerry J. Preete, Duraiswami Narain, Steven C. Mizell, Nicole M. Ringenberg and Janet M. Holloway ceased serving in their respective corporate offices of the Company, and Keith Abrams and Jan Heinemann were each appointed as Assistant Secretary of the Company. Keith Abrams and Jan Heinemann each ceased serving as Assistant Secretary of the Company after completion of certain actions taken by the Company in connection with the Merger. Such removals were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Subsequently on June 7, 2018, the following persons were appointed as officers of the Company in the positions set forth opposite their name:

Brett Begemann	President
Michelle Bushore	Secretary

In addition, on June 7, 2018, Linda U. Feuss was removed as the sole director of the Company, and the following persons became the directors of the Company: Brett Begemann (as Chairman), James Swanson, Kelly Gast and Michelle Bushore.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time were amended and restated in accordance with the terms of the Merger Agreement.

A copy of the amended and restated certificate of incorporation and the amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

In addition, as of June 7, 2018, the certificate of incorporation of the Company was amended and restated in its entirety.

A copy of the amended and restated certificate of incorporation of the Company is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

In connection with the closing of the Merger, the Company repaid in full all outstanding indebtedness of the Company and its subsidiaries for borrowed money or in respect of loans and advances under its Credit Agreement, dated as of October 28, 2016, by and among the Company, the lenders party thereto, Citibank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., Barclays Bank PLC, Coöperatieve Rabobank U.A., New York Branch, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and terminated such agreement, including all undrawn commitments thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

2.1	Agreement and Plan of Merger, dated as of September 14, 2016, by and among Bayer Aktiengesellschaft, KWA Investment Co. and Monsanto Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Monsanto Company with the SEC on September 20, 2016).

3.1	Third Amended and Restated Certificate of Incorporation of Monsanto Company.

3.2	Amended and Restated Bylaws of Monsanto Company, dated June 7, 2018.

3.3	Fourth Amended and Restated Certificate of Incorporation of Monsanto Company.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of September 14, 2016, by and among Bayer Aktiengesellschaft, KWA Investment Co. and Monsanto Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Monsanto Company with the SEC on September 20, 2016).

3.1	Third Amended and Restated Certificate of Incorporation of Monsanto Company.

3.2	Amended and Restated Bylaws of Monsanto Company, dated June 7, 2018.

3.3	Fourth Amended and Restated Certificate of Incorporation of Monsanto Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSANTO COMPANY

Date: June 8, 2018	/s/ Michelle Bushore
Name: Michelle Bushore
Title: Corporate Secretary